UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2018

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On June 19, 2018, the Registrant held its Annual General Meeting of Shareholders (the “Meeting”).

(b) The final voting results for the Meeting are as follows:

Proposal Number	Proposal Description	For	Against	Abstain	Broker Nonvote
1	Election of Ronald A. Andrews, Jr.	21,143,112	118,543	829	1,150,229
2	Election of Mark Klausner	21,222,731	38,924	829	1,150,229
3	Election of James R. Tobin	21,132,024	129,631	829	1,150,229
4	Ratification of Appointment of Auditors for 2018	22,404,315	8,045	353	0
5	Re-Appointment of U.K. Statutory Auditors	22,398,694	8,045	5,974	0
6	Authorization to Determine Statutory Auditors’ Remuneration for 2018	22,406,179	356	6,178	0
7	Receive U.K. Statutory Accounts and Reports for 2017	22,392,428	547	19,738	0
8	Receive and Approve U.K. Statutory Directors’ Annual Report on Remuneration for 2017	22,275,224	37,136	100,353	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 6/20/2018

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley

Name:	Elizabeth M. Keiley

Title:	SVP & General Counsel